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                                                                       Exhibit 5




                                 March 8, 2001



Actuate Corporation
701 Gateway Boulevard
South San Francisco, CA 94080


          Re:  Actuate Corporation (the "Company")
               Registration Statement for
               an aggregate of 6,100,000 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 2,800,000 shares of Common Stock available for issuance under the 1998 Equity Incentive Plan, (ii) 600,000 shares of Common Stock available for issuance under the 1998 Employee Stock Purchase Plan and (iii) 2,700,000 shares of Common Stock available for issuance under the 2001 Supplemental Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and 2001 Supplemental Stock Option Plan, such shares will be validly issued, fully paid and nonassessable shares of Actuate Corporation's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                                 /s/ Gunderson Dettmer Stough Villeneuve
                                 Franklin & Hachigian, LLP

                                 Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP